UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2012, MGP Ingredients, Inc. (the “Company”), as a guarantor and a party, and its subsidiaries MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as the “Borrowers”, entered into a 5 year, $55,000,000 revolving loan pursuant to an Amended and Restated Credit Agreement and associated schedules (the “Restated Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Restated Credit Agreement amends and restates the Company’s existing revolving credit facility under the Credit and Security Agreement between the Company and Wells Fargo dated July 21, 2009, as amended.  The Restated Credit Agreement differs from the Company’s prior revolving loan agreement by substituting the Company’s subsidiaries as borrowers in lieu of the Company and increasing the size of the total potential borrowing from $45,000,000 to $55,000,000.  A copy of the executed Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this description of the Restated Credit Agreement.  Capitalized terms not otherwise defined herein shall have the meaning provided to such terms in the Restated Credit Agreement.

Restated Credit Agreement

The material terms of the Restated Credit Agreement are as follows:

The Restated Credit Agreement, which matures on November 2, 2017, provides for the provision of letters of credit and revolving loans with a Maximum Revolver Commitment of $55,000,000, subject to borrowing base limitations, generally based upon the value of eligible inventory, as defined in the Restated Credit Agreement, and accounts receivable owned by the Borrowers.  The Restated Credit Agreement includes a possible future $5,000,000 fixed asset sub-line facility that increases the applicable borrowing base by up to $5,000,000 in the event that certain unencumbered real estate is mortgaged (e.g., the real estate at the Lawrenceburg distillery) and certain Excess Availability thresholds are satisfied on a pro forma basis.  Borrowings under the Restated Credit Agreement may bear interest either on a Base Rate model or a LIBOR Rate model.  For LIBOR Rate Loans, the interest rate is equal to the per annum LIBOR Rate (based on 1, 2, 3 or 6 months) plus 2.00 – 2.50% (depending upon the average Excess Availability, as described below).  For Base Rate Loans, the interest rate shall be the greatest of (a) 1.00%, (b) the Federal Funds Rate plus 0.50%, (c) one-month LIBOR Rate plus 1.00%, and (d) Wells Fargo’s “prime rate” as announced from time to time.  The Restated Credit Agreement provides for an unused line fee equal to 0.375% per annum multiplied by the difference of the total revolving loan commitment less the average outstanding revolving loans and letters of credit for the given period, as well as customary field examination and appraisal fees, letter of credit fees and other administrative fees.

The Restated Credit Agreement contains various covenants, including covenants related to financial statements reporting, inspection rights, environmental aspects, the joinder of subsidiaries to the Restated Security Agreement, prohibitions on the disposal of assets and other customary covenants.  Specifically, the Restated Credit Agreement contains the following covenants:

Financial Covenants.  For all periods in which the Excess Availability (which is the total availability for loans, less the Company’s and its subsidiaries’ trade payables aged in excess of historical levels and book overdrafts) is less than $9,625,000, the Borrowers are required to have a Fixed Charge Coverage Ratio, measured on a month end basis, of at least 1.10:1.00 (a) for each month-end until October 31, 2013 and (b) as of each month-end commencing November 30, 2013 using a trailing twelve-month measure.  Moreover, Borrowers are required to maintain Excess Availability on a consolidated basis of at least $4,000,000 at all times prior to the later of (x) November 2, 2013 and (y) the last day of the first twelve month period for which Borrowers have maintained a Fixed Charge Coverage Ratio of at least 1.10:1.00.

Other restrictions.  If the Company does not maintain Excess Availability of at least $9,625,000 and a Fixed Charge Coverage Ratio for the most recently ended twelve months of at least 1.20:1.00, then certain restrictions and payment limitations apply, including payment of cash dividends and distributions.  The Company is also generally prohibited from incurring any liabilities, or acquiring any assets, except for ordinary holding company activities as further described in the Restated Credit Agreement.  Wells Fargo has significant lending discretion under the Restated Credit Agreement, and may modify borrowing base and advance rates, the effect of which may limit the amount of loans that the Borrowers may have outstanding at any given time.  Wells Fargo may also terminate or accelerate the Company’s obligations under the Restated Credit Agreement upon the occurrence of various events in addition to payment defaults and other breaches, including such matters as a change of control of the Company, defaults under other material contracts with third parties, and ERISA violations.

Guaranty and Security Agreement

The Restated Credit Agreement is secured pursuant to an Amended and Restated Guaranty and Security Agreement, dated November 2, 2012, by and among the Company, the Borrowers and Wells Fargo (the “GSA”).  The GSA continues the previously granted first priority security interest in substantially all of the personal property of the Company and the Borrowers.  The Restated Credit Agreement also continues to be secured by a a second priority security interest on certain real estate of the Borrowers previously mortgaged to Union Bank of Everest d/b/a Bank of Atchison.  A copy of the executed GSA is attached hereto as Exhibit 10.2 and is incorporated by reference into this description.

Intellectual Property Security Agreements

The Restated Credit Agreement is secured by a first priority security interest in substantially all of the Company’s and the Borrowers’ personal property pursuant to the GSA.  The personal property constituting patents and trademarks is specifically secured pursuant to an Amended and Restated Patent Security Agreement dated November 2, 2012 among MGPI Processing, Inc. and Wells Fargo (the “Patent Security Agreement”) and a Trademark Security Agreement dated November 2, 2012 among MGPI Processing, Inc. and Wells Fargo (the “Trademark Security Agreement”).  The Patent Security Agreement and the Trademark Security Agreement amend the Company’s Patent and Trademark Security Agreement dated July 21, 2009 between MGPI Processing, Inc. and Wells Fargo originally filed as Exhibit 4.1.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 by updating the borrower(s) and updating the obligations under the Restated Credit Agreement.  A copy of the Patent Security Agreement and the Trademark Security Agreement are attached hereto as Exhibit 10.3 and Exhibit 10.4 respectively and are incorporated by reference into this description.

Bond Pledge Agreements

In connection with the execution of the GSA, MGPI Processing, Inc. entered into an Amended and Restated Bond Pledge and Security Agreement dated November 2, 2012 with Commerce Bank and Wells Fargo related to the City of Atchison, Kansas $7,000,000 original principal amount Taxable Industrial Revenue Bonds, Series 2006 (the “Bond Pledge”) in order to update references to the borrower(s) and the obligations under the Restated Credit Agreement.  The Bond Pledge amends the Bond Pledge and Security Agreement dated February 15, 2010 by and among MGPI Processing, Inc., Commerce Bank, as Trustee, and Wells Fargo relating to City of Atchison, Kansas, $7,000,000 original principal amount of Taxable Industrial Revenue Bonds, Series 2006 originally filed as Exhibit 4.1.14 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  A copy of the Bond Pledge is attached hereto as Exhibit 10.5 and is incorporated by reference into this description.

Intercreditor Agreement

In connection with the execution of the GSA, the Company acknowledged on November 2, 2012 the execution of an Amended and Restated Intercreditor Agreement dated October 31, 2012 between Wells Fargo and Union State Bank of Everest d/b/a Bank of Atchison (the “Amended and Restated Intercreditor Agreement”).  The Amended and Restated Intercreditor Agreement amends the Intercreditor Agreement between Wells Fargo and Union State Bank of Everest, originally filed by the Company as Exhibit 4.7 of the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2009 to update references to the borrower(s) and the obligations under the Restated Credit Agreement and the GSA.  A copy of the Amended and Restated Intercreditor Agreement is attached hereto as Exhibit 10.6 and is incorporated by reference into this description.

Mortgage Agreements

In connection with the execution of the GSA, the Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated February 15, 2010 and the Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of August 31, 2009, originally filed as Exhibit 4.1.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and Exhibit 4.1.6 of the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2009, respectively, were amended in an immaterial way to reflect the Restated Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 above.

Item 3.03 Material Modifications to Rights of Security Holders.

Reference is made to Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

*10.1
Amended and Restated Credit Agreement, dated November 2, 2012, by and among MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as Borrowers, MGP Ingredients, Inc., and Wells Fargo Bank, National Association.

*10.2
Amended and Restated Guaranty and Security Agreement, dated November 2, 2012, by and among MGP Ingredients, Inc., MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as Grantors and Wells Fargo Bank, National Association.

*10.3	Amended and Restated Patent Security Agreement dated November 2, 2012 among MGPI Processing, Inc. and Wells Fargo Bank, National Association.

*10.4	Trademark Security Agreement dated November 2, 2012 among MGPI Processing, Inc. and Wells Fargo Bank, National Association.

*10.5
Amended and Restated Bond Pledge and Security Agreement dated November 2, 2012 among MGPI Processing, Inc, Commerce Bank as Trustee and Wells Fargo Bank, National Association  related to the City of Atchison, Kansas $7,000,000 original principal amount Taxable Industrial Revenue Bonds, Series 2006.

*10.6	Amended and Restated Intercreditor Agreement dated October 31, 2012 between Wells Fargo Bank, National Association and Union State Bank of Everest d/b/a Bank of Atchison.

_________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: November 8, 2012	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk, President and Chief Executive Officer